    As Filed with the Securities and Exchange Commission on April 20, 1998

                                                      Registration No. 333-03001
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      to
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                        ALPHA TECHNOLOGIES GROUP, INC.
              (Exact name of issuer as specified in its charter)

                            1994 Stock Option Plan
                            1985 Stock Option Plan
                           (Full Title of the Plans)

           Delaware                                  76-0079338
           --------                                  ----------
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                Identification Number)


   9465 Wilshire Boulevard                      Robert W. Forman, Esq.
          Suite 980                          Shapiro Forman & Allen LLP
   Beverly Hills, CA 90212                        380 Madison Avenue
                                                  New York, NY 10019
        (310) 385-1494                              (212) 972-4900
--------------------------------       -----------------------------------------
(Address, including zip code and        (Name, address, including zip code and
telephone number, including area       telephone number, including area code, of
  code, of issuer's principal                      agent of service)
      executive offices)

                               -----------------

     Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement becomes effective.

     This Amendment is being filed to register (i) an additional 325,000 shares under the 1994 Plan and, (ii) the reoffer and resale by certain Affiliates of the Registrant who have acquired or may acquire shares upon exercise of stock options pursuant to the Plans. This Post-Effective Amendment includes a separate Prospectus for (i) the sale by the Company of Shares issuable upon exercise of options under the 1994 Plan, and (ii) the resale by certain Affiliates of the Company of Shares they acquire upon exercise of options under the Plans.

PROSPECTUS

                       1,325,000 Shares of Common Stock
                               ($.03 Par Value)

                            1994 STOCK OPTION PLAN,
                            AS AMENDED AND RESTATED
                                      OF
                        ALPHA TECHNOLOGIES GROUP, INC.
                        ------------------------------

     This Prospectus covers the offer and sale of up to 1,325,000 shares of Common Stock, par value $.03 per share (the "Common Stock"), of Alpha Technologies Group, Inc. (the "Company") to employees, directors and consultants of the Company who have been or may be granted options pursuant to the Company's 1994 Stock Option Plan, as amended and restated (the "Plan"). The offer is made at the prices and on the terms and conditions contained in the Common Stock options granted or to be granted pursuant to the Plan.

     The Shares covered by this Prospectus are traded on the NASDAQ National Market System. Employees who are not "affiliates" of the Company (as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Act")) and who exercise options to purchase Shares under the Plan may resell such Shares from time to time.

     This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Act. Such resales may be made pursuant to Rule 144 under the Act or pursuant to a registration under Rule 415 under the Act by means of a separate prospectus. See - "Restrictions on Resale"

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                 ______________________________
                                       APRIL 20, 1998

     No person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                                                                       Page

The Company............................................................  3

Alpha Technologies Group, Inc. 1994 Stock
 Option Plan, as Amended and Restated..................................  4

  General Information..................................................  4
  Summary of the Plan..................................................  4
  Administration.......................................................  4
  Eligibility and Extent of Participation..............................  5
  Purchase Price of Exercise of Options................................  6
  Expiration and Transfer of Options...................................  6
  Adjustment of Shares.................................................  7
  Amendments to and Termination of the Plan............................  7

Federal Income Tax Consequences........................................  7

Restrictions on Resale of Stock........................................  9

Experts................................................................ 10

Legal Matters.......................................................... 10

Statement on Indemnification........................................... 10

Available Information.................................................. 10

Information Incorporated by Reference.................................. 11

                                  THE COMPANY

GENERAL

     Alpha Technologies Group, Inc. ("Alpha" or the "Company") manufactures thermal management products and electronic connectors, and assembles custom designed subsystems.

     The thermal management segment's products, principally heat sinks, serve the microprocessor, computer, consumer electronics, transportation, power supply, aerospace and defense industries. Heat sinks are primarily fabricated aluminum extrusions that have high surface area to volume ratios and are engineered to dissipate unwanted heat generated by electronic components. The connector segment's products, the majority of which are custom manufactured to meet rigid specifications, serve the aerospace, automotive, communications, defense, factory automation, industrial controls, medical electronics, process instrumentation and test/measurement industries. Connectors are electro-mechanical devices that permit electronic subassemblies such as printed circuit boards, power supplies and input-output wire harnesses/cable assemblies to be coupled and separated. The subsystem business serves the military, telecommunications and certain commercial markets. Subsystems are operational sub-units integrated into major networks for data transmission, retrieval and transfer.

     The Company was incorporated as Synercom Technology, Inc., in Texas in 1969, and was reincorporated in Delaware in 1983. In 1993, the Company began its transformation from a software company to its current businesses. In September of 1994, the Company sold the remaining aspects of its software and related services business. Since October 1993, the Company has grown through a combination of acquisitions and internal growth. In April 1995, it changed its name to Alpha Technologies Group, Inc.

     The thermal management business is conducted through the Company's wholly-owned subsidiary, Wakefield Engineering, Inc. ("Wakefield") which includes the Wakefield-Temecula division, Wakefield Extrusion Corp. ("Wakefield Extrusion") and Lockhart Industries, Inc. ("Lockhart"). The connector business is conducted through the Company's wholly-owned subsidiary, Uni-Star Industries, Inc. ("Uni-Star"), which does business as Microdot Connectors, and its two foreign subsidiaries: Malco Microdot UK Ltd, Malco Microdot France SARL. In early fiscal 1998, the Company's electronics systems business, which operates as Malco, was transferred from Uni-Star to a newly formed Delaware corporation, Malco, Inc.

     The Company's corporate headquarters are located at 9465 Wilshire Boulevard, Suite 980, Beverly Hills, California 90212. Its telephone number is 310-385-1494, and its facsimile number is 310-385-1495.

                        ALPHA TECHNOLOGIES GROUP, INC.
                            1994 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED

GENERAL INFORMATION

     In September 1994, the Company's Board of Directors adopted the Plan under which 400,000 shares of the Company's Common Stock, $.03 par value, as adjusted for stock splits, were reserved for issuance under options granted or to be granted to employees, directors or consultants of the Company or any parent or subsidiary thereof during the ten year term of the Plan. The stockholders of the Company approved the Plan in April 1995. In April 1995, the Board adopted an amendment (the "Amendment") to the Plan increasing the number of shares that could be issued thereunder to 1,000,000. The Amendment was approved by stockholders in April 1996. On January 15, 1998, the Board approved amendments to increase the number of shares subject to the Plan to 1,325,000 and to provide for the automatic grant of options to purchase 10,000 shares to each non-employee director elected or re-elected to the Board at the Annual Meeting of Stockholders held in 1998, 1999 and 2000. It is anticipated that such amendments will be approved at the Company's Annual Meeting scheduled for April 21, 1998.

SUMMARY OF THE PLAN

     The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Plan itself, a copy of which may be obtained without charge from the Company by requesting a copy from Alpha Technologies Group, Inc., 330 Barker Cypress Road, Suite 270, Houston, TX 77094, telephone 281-647-9941, facsimile 281-647-0587.

     The primary purpose of the Plan is to provide a continuing, long-term incentive to the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to non-employee directors or consultants under the Plan will be Options which do not constitute Incentive Stock Options. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it a qualified plan under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."

ADMINISTRATION

     The Plan is administered by a Committee (the "Committee"), appointed by the Board of Directors (the "Board"), consisting of not less than two outside members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The interpretations and constructions by the Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Kenneth W. Rind and Donald K. Grierson.

     The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical). Under the Plan, the maximum number of options that may be granted under the Plan to an individual during any calendar year may not exceed 100,000.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Options may be granted only to employees, consultants and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in
Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors of the Company or any such parent or subsidiary corporation. As of February 28, 1998, approximately 800 individuals were eligible to receive Options, and Options were held by approximately 60 individual(s) under the Plan. Subject to the terms of the Plan, the Committee has full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

     Under the Amended and Restated Plan, "Outside Directors", i.e., those not also serving as officers or employees of the Company or any of its subsidiaries, will automatically receive options to purchase 10,000 Shares at the Annual Meetings held in 1998, 1999 and 2000. Such options will vest one year from the date of grant, be exercisable at the fair market value on the date of grant and will expire on the date that is the earlier of (x) five years from the date of grant or (y) 90 days after the optionee ceases serving as a director of the Company.

PURCHASE PRICE AND EXERCISE OF OPTIONS

     The purchase price for each Share issuable upon exercise of an Incentive Stock Option shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's common stock having a fair market value equal to the option exercise price.

     An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. An Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor, on such terms and conditions as the Committee in its sole discretion may prescribe. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

EXPIRATION AND TRANSFER OF OPTIONS

     Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only that person may exercise the Option. Options granted to employees must be exercised within 30 days of the date such person ceases being employed by the Company except in the event of death or disability. Options granted to directors must be exercised within 90 days of the date such person ceases to serve as a director of the Company.

ADJUSTMENT OF SHARES

     If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate. In addition, in certain events involving a "Change of Control" (as defined in the Plan), the Committee may accelerate the time in which options may be exercised, require the surrender of options in exchange for the payment to the optionee of the "Change of Control Value" (as defined in the Plan) or make other adjustments to the options as provided in the Plan.

AMENDMENTS TO AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company. Except with respect to Options then outstanding, the Plan shall terminate on September 12, 2004 and no further Options shall be granted after that date.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

INCENTIVE STOCK OPTIONS

     No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

     If the requirements of section 422A of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422A of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than one year by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

     If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

NON-QUALIFIED OPTIONS

     No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

                        RESTRICTIONS ON RESALE OF STOCK

     Shares purchased hereunder by a person deemed an "affiliate" of the Company under the 1933 Act, must be registered for resale by such person unless such resale complies with the provision of Rule 144 promulgated under the 1933 Act. Rule 405 under the 1933 Act defines an "affiliate" as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company. The Company has filed a registration statement, of which this Prospectus is a part, covering the resale of Shares acquired by affiliates upon exercise of Stock Options under the Plan. Affiliates who wish to sell Shares acquired upon exercise of such options pursuant to the registration statement must deliver a prospectus to the broker executing such sale or to the purchaser if the sale is not executed through a broker. Affiliates may obtain a Prospectus from the Company's chief financial officer.

     Affiliates may also sell Shares acquired upon exercise of options pursuant to Rule 144.

     Generally, under Rule 144, if certain conditions, including a one year holding period, are met, a person may sell, within a three month period, a number of shares that does not exceed the greater of 1% of the number of outstanding shares or the average weekly trading volume during the four calendar weeks preceding the filing of the requisite notice. In addition, every officer or director of the Company is subject to the reporting and "short swing" profits liability provisions of Section 16 of the 1934 Act. Such provisions may restrict resale of shares of Common Stock received under the Plan. The foregoing is not intended to be a complete statement of applicable law and participants in the Plan should rely on their own legal counsel.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said Firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Shapiro Forman & Allen LLP, 380 Madison Avenue, New York, NY 10017.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS --
            DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION

     Under provisions of the Company's Certificate of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, may be indemnified by the Company to the full extent authorized by the General Corporation Law of the State of Delaware.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             AVAILABLE INFORMATION

     The Company is subject to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, Suite 500 East, Securities and Exchange Commission Building, 5757 Wilshire Boulevard, Los Angeles, California 90036; and Chicago Regional Office, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 or may be obtained via the Internet from the EDGAR database.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Proxy Statement dated February 23, 1998, its Annual Report on Form 10-K for the fiscal years ended October 27, 1996 and October 26, 1997, and its Quarterly Report on Form 10-Q for the quarter ended January 25, 1998, which were previously filed with the Commission, are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will promptly furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to Investor Relations, Alpha Technologies Group, Inc., 330 Barker Cypress Road, Suite 270, Houston, TX 77094; telephone number (281) 647-9941; facsimile number (281) 647-0587.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                           Proposed                           Proposed
Title of Shares    Amount         Maximum           Maximum
to be              to             Aggregate Price   Aggregate           Amount of
Registered         be Registered  Per Share (1)     Offering Price (1)  Registration Fee
----------------------------------------------------------------------------------------
Common Stock,
$.03 par value.......  325,000      $4.75            $1,543,750            $308.75
----------------------------------------------------------------------------------------

(1) The prices stated are estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The aggregate offering price and amount of the fee are computed based upon the last sale price of the Common Stock of the Registrant on the National Association of Securities Dealers Automated Quotation System on April 8, 1998.

                               -----------------

     Pursuant to Rule 429 promulgated by the Securities and Exchange Commission, the Prospectus contained in this Registration Statement also relates to shares of Common Stock previously registered pursuant to Registration Statement No. 33-6695, Registration Statement No. 33-17359, Registration Statement No. 33-20706 and Registration Statement No. 33-29636 and Registration Statement No. 33-48663, issuable upon the exercise of options granted pursuant to the 1985 Stock Option Plan.

PROSPECTUS

                        ALPHA TECHNOLOGIES GROUP, INC.

          This Prospectus relates to the sale of up to 1,692,668 shares ("Shares") of Common Stock, $.03 par value per share ("Common Stock"), of Alpha Technologies Group, Inc. (the "Company" or "Alpha") that may be made by certain executive officers or directors (the "Selling Stockholders") of the Company who acquired, or may acquire, the Shares pursuant to the Company's 1985 Stock Option Plan (the "1985 Plan") or the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan," and together with the 1985 Plan , the "Plans"). The Company will receive no proceeds from the sale of the Shares covered by this Prospectus.

          The Common Stock is listed on the Nasdaq Stock Market ("Nasdaq") and traded on the Nasdaq National Market System ("Nasdaq National Market") under the symbol ATGI. The last reported sale price of the Common Stock on the Nasdaq National Market on April 17, 1998 was $4.8750 per share. The Shares covered by this Prospectus may be offered for sale from time to time on the Nasdaq National Market or otherwise at prices then obtainable.

          It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Shares offered hereby. The Company will pay the other expenses of the offer of the Shares by the Selling Stockholders, as described in this Prospectus (the "Offering"). See "Plan of Distribution."

          No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" STARTING AT PAGE 7.

                The date of this Prospectus is April 20, 1998.

                                   CONTENTS

                                                            Page
                                                            ----

Available Information                                          1

Documents Incorporated by Reference                            1

Prospectus Summary                                             2

The Company                                                    3

Risk Factors                                                   4

No Proceeds from Offering to the Company                       7

Selling Stockholders and Plan of Distribution                  7

Expert                                                         9

Legal Opinions                                                 9

Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                            9


                             AVAILABLE INFORMATION

          The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such information can also be obtained via the Internet from the EDGAR database.

          The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act"), with respect to the Common Stock offered hereby (including all amendments and supplements thereto, the "Registration Statement"). The Registration Statement, including exhibits and schedules thereto, may be obtained from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission, or via the Internet from the EDGAR database. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of the appropriate document filed as an exhibit to, or incorporated by reference into, the Registration Statement, each statement being qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

          The following documents, filed with the Commission (File No. 0-14365) pursuant to the Exchange Act, are hereby incorporated by reference; Annual Report on Form 10-K for the fiscal years ended October 27, 1996 and October 26, 1997; Quarterly Reports on Form 10-Q for the fiscal quarter ended January 25, 1998; and Proxy Statement for the 1998 Annual Meeting filed with the Commission on or about February 23, 1998. In addition, all documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the Offering shall be deemed incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents. Such incorporation by reference shall not be deemed to incorporate the information referred to in Item 402(a)(8) of
Regulation S-K.   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents.) Such request should be directed to: Chief Financial Officer, Alpha Technologies Group, Inc., 330 Barker Cypress Road, Suite 270, Houston, TX 77094, facsimile number 281-647-0587.

          In conjunction with the provisions of the "Safe Harbor" section of the Private Securities Litigation Reform Act of 1995, this Prospectus may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors which could affect the Company, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results and other risks, is detailed in the Company's filings with the Securities and Exchange Commission.

                              PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.




THE COMPANY                            The Company manufacturers and sells thermal management
                                       products and connectors, and assembles custom-designed
                                       subsystems.  The Company's thermal management products
                                       serve the microprocessor, computer, consumer
                                       electronics, transportation, power supply, aerospace
                                       and defense industries, its connector products serve
                                       the aerospace, telecommunications, medical
                                       electronics, automotive and defense industries and the
                                       subsystems segment serves the military,
                                       telecommunications and certain commercial markets.

RISK FACTORS                           This Offering involves substantial risk.  See "Risk
                                       Factors."

SECURITIES OFFERED                     Up to 1,692,668 shares of Company Common Stock, par
                                       value $.03 per share.

OFFERING PRICE                         All or part of the shares offered hereby may be sold
                                       from time to time in amounts and on terms to be
                                       determined by the Selling Stockholder at the time of
                                       sale.

SELLING STOCKHOLDERS                   The Shares are being offered hereby for the account of
                                       the Selling Stockholders, who may be executive
                                       officers or directors of the Company.  See "Selling
                                       Stockholders."

USE OF PROCEEDS                        The Company will receive no part of proceeds from the
                                       sale of the shares offered pursuant to this Prospectus.

NASDAQ TRADING SYMBOL                  ATGI

                                 THE COMPANY

          Alpha Technologies Group, Inc. ("Alpha" or the "Company") manufactures thermal management products and electronic connectors, and assembles custom designed subsystems.

          The thermal management segment's products, principally heat sinks, serve the microprocessor, computer, consumer electronics, transportation, power supply, aerospace and defense industries. Heat sinks are primarily fabricated aluminum extrusions that have high surface area to volume ratios and are engineered to dissipate unwanted heat generated by electronic components. The connector segment's products, the majority of which are custom manufactured to meet rigid specifications, serve the aerospace, automotive, communications, defense, factory automation, industrial controls, medical electronics, process instrumentation and test/measurement industries. Connectors are electro-mechanical devices that permit electronic subassemblies such as printed circuit boards, power supplies and input-output wire harnesses/cable assemblies to be coupled and separated. The subsystem business serves the military, telecommunications and certain commercial markets. Subsystems are operational sub-units integrated into major networks for data transmission, retrieval and transfer.

          The Company was incorporated as Synercom Technology, Inc., in Texas in 1969, and was reincorporated in Delaware in 1983. In 1993, the Company began its transformation from a software company to its current businesses. Since October 1993, the Company has grown through a combination of acquisitions and internal growth. In September of 1994, the Company sold the remaining aspects of its software and related services business. In April 1995, it changed its name to Alpha Technologies Group, Inc.

          The thermal management business is conducted through the Company's wholly-owned subsidiary, Wakefield Engineering, Inc. ("Wakefield") which includes the Wakefield-Temecula division, Wakefield Extrusion Corp. ("Wakefield Extrusion") and Lockhart Industries, Inc. ("Lockhart"). The connector business is conducted through the Company's wholly-owned subsidiary, Uni-Star Industries, Inc. ("Uni-Star"), which does business as Microdot Connectors, and its two foreign subsidiaries: Malco Microdot UK Ltd, Malco Microdot France SARL. In early fiscal 1998, the Company's electronics subsystems business, which operates as Malco, was transferred from Uni-Star to a newly formed Delaware corporation, Malco, Inc.

          The Company's corporate headquarters are located at 9465 Wilshire Boulevard, Suite 980, Beverly Hills, California 90212. Its telephone number is 310-385-1494, and its facsimile number is 310-385-1495.

                                 RISK FACTORS

          Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus before making any decision to purchase the Shares offered hereby.

Fluctuations in Operating Results and Recent Losses

          The Company's operating results are affected by a number of factors, many of which are outside the Company's control. These factors have in the past and could in the future materially and adversely affect net sales, gross margins and profitability. They include: the volume and timing of orders received; competitive pricing pressures; changes in the mix of products sold; potential cancellation or rescheduling of orders; changes in the level of customer inventories of the Company's products; the timing of new product and manufacturing process technology introductions by the Company or its competitors; availability of manufacturing capacity; and market acceptance of new or enhanced products introduced by the Company. Additionally, the Company's growth and results of operations are currently being, have in the past been, and could in the future be, adversely affected by downturns in the personal computer, microprocessor, electronics or defense industries.

          The Company reported a net loss for the 1997 fiscal year of $3,352,000 which included charges for restructuring and other non recurring costs of $2,494,000, charge for additional inventory reserves of $588,000, and a gain of $610,000 from the sale of its hermetic connector business. The $2,494,000 in restructuring and other charges reported in fiscal 1997 included (i) $2,028,000 related to the closing of the Company's manufacturing facility in Wakefield, Massachusetts and the consolidation of the thermal management operations into the Fall River, Massachusetts and Temecula, California facilities, and (ii) $466,000 related to downsizing and management changes throughout the Company. The additional inventory reserves were recognized to fully reserve the costs of certain custom thermal management products that were built in anticipation of orders that have not been received.

Recent Consolidation of Thermal Management Manufacturing Operations

          The Company is in the process of closing its thermal management manufacturing facility in Wakefield, Massachusetts and consolidating its thermal management manufacturing into its two remaining facilities. The Company hopes to achieve substantial annual savings once the consolidation is complete. There can be no assurance that such consolidation will be successful, that the remaining facilities will be able to manufacture efficiently additional products or that the anticipated savings will be realized.

Dependence Upon Key Members of Management

          The success of the Company is largely dependent on the efforts of Marshall D. Butler, Chairman of the Board, Lawrence Butler, President and Chief Executive Officer and Michael Hoffman, President of the Company's Wakefield subsidiary. The loss of their services could have a material adverse effect on the Company's business and prospects. The Company entered into a three-year employment agreement with Lawrence Butler in August, 1995 and a two year employment agreement with Mr. Hoffman in November 1996. The Company has recently hired a new president, Robert Streiter, for its connector business. There can be no assurance that Mr. Streiter will work well with other managers in the Company's connector business or create an environment to increase sales and profitability of that segment.

Dependence on Certain Industries

          Sales of connectors to customers in the defense industry account for a significant portion of connector sales. A decline in the defense budget for programs which use the Company's connectors could adversely affect the Company's operating results. In addition, sales of the Company's thermal management products to customers in the microprocessor industry accounted for most of the growth in sales of such products since the Company's entry into the business in October 1993. A decline in the growth of demand for high-performance microprocessors could cause a decline in the growth of sales of the Company's thermal management products and adversely affect its operating results.

Quality Control Standards

          The Company's products are incorporated into high technology products manufactured by original equipment manufacturers ("OEMs") and, accordingly, must meet exacting specifications. A substantial portion of the Company's OEM customers require the Company to qualify as an approved supplier. In order to so qualify, the Company must satisfy stringent quality control standards and undergo extensive in-plant inspections of its manufacturing processes, equipment and quality control systems. There can be no assurance that the Company will be able to meet future customer quality requirements.

Competition

          Supplying components for use in electronic products is highly competitive. Competition is based on many factors, including product quality and reliability, timely delivery, price and ability to develop customer-specific solutions to thermal management and connector problems. Many companies offer products and services similar to those offered by the Company, and several of these competitors are divisions of larger companies with access to greater financial and marketing resources. In the thermal management segment, the Company's principal competitors include Aavid Thermal Technologies, Inc., Thermalloy, a division of Bowthorpe plc and IERC, a division of Dynamics Corp. of America. Its principal direct competitors in the connector segment include ITT's Cannon division, Glenaire, Labinal's Cinch division, Amphenol and Microtech. There can be no assurance that competitors will not develop products that are superior to the Company's products. Further, there can be no assurance that the Company will not experience additional price competition, and that such competition may not adversely affect the Company's position and results of operations.

Technological Changes

          The markets for the Company's products are characterized by technological advances, changes in customer requirements, product introductions and evolving industry standards. The Company believes that its future success will depend, in part, on its ability to continue to develop and market products and product enhancements cost-effectively, which will require continued expenditures for product engineering, sales and marketing. There can be no assurance that the Company will be able to modify its products to meet its customers' needs or that its markets will accept the Company's product offerings.

Raw Materials Cost

          The principal raw material used in thermal management products is aluminum. Raw materials represent a significant portion of the cost of the Company's thermal management products. Prices for raw materials are based upon market prices at the time of purchase. Historically, the price of aluminum has experienced substantial volatility. Although thermal management products are generally shipped within 60 days following the order date, increases in raw materials prices cannot always be reflected in product sales prices. All raw materials are readily available from multiple suppliers at competitive prices. In addition, Wakefield Extrusion supplies a portion of the Company's needs for extruded aluminum, the primary raw material used to manufacture heat sinks. The Company does not believe its risk in respect to raw material price volatility is significant since the raw materials for an order are usually purchased within a short period of time after the order is accepted.

          The principal raw materials used in connector products are aluminum, copper, stainless steel and steel alloy. The Company also uses gold, plating chemicals, plastics, bar metal and wire in its production of connector products. These raw materials are subject to market price fluctuation. However, no single raw material is considered to be a major cost component of the Company's connector products. All raw materials are readily available from multiple suppliers at competitive prices.

Control by Management and Certain Directors

          Members of Management and the Board of Directors, individually and through partnerships controlled by certain members of Management and the Board, assuming all Shares offered hereby are sold, will continue to beneficially own 21% of the currently outstanding shares of Common Stock. By virtue of such ownership and their positions with the Company, Marshall D. Butler and Lawrence Butler may have the practical ability to determine the election of all directors and control the outcome of substantially all matters submitted to the Company's stockholders. Such concentration of ownership could have the effect of making it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Environmental Considerations

          The Company's manufacturing operations are subject to environmental laws and regulations which govern waste water discharges, air emissions and the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the disposal of such wastes.

Potential Anti-Takeover Effects of Delaware Law; Possible Issuances of Preferred Stock

          Certain provisions of Delaware law could delay, impede or make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, shares of preferred stock can be issued by the Board of Directors without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company.

                   NO PROCEEDS FROM OFFERING TO THE COMPANY

          The Company will receive no part of the proceeds from the sale of any of the shares by the Selling Stockholder.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

          The Shares offered hereby have been or will be acquired by the Selling Stockholders pursuant to the Company's Stock Option Plans. A registration statement on Form S-8 covering securities issued by the Company under the Plan has been filed with the Securities and Exchange Commission.

          The following table sets forth the name of each Selling Stockholder, his or her relationship with the Company, the amount of the Company's common stock beneficially owned by such person as of April 2, 1998, the number of Shares to be offered by such person and the number of Shares and the percentage of the outstanding Common Stock by such person assuming the sale of all Shares offered hereby:


                             No. of Shares          No. of  Shares      Amount to be     Percent Owned
Name and Relationship        Owned Beneficially     Offered             Owned After      After Offering
 With the Company            Prior to Offering(1)   Hereby(11)(12)      Offering (13)        (13)(14)
--------------------------------------------------------------------------------------------------------

Lawrence Butler,                 1,184,462(2)           400,000          889,462             11.6%
  President and
  Chief Financial Officer

Marshall Butler,                   621,300(3)(4)        125,000          496,300              6.5%
  Chairman

Donald K. Grierson,                200,000                    0          200,000              2.6%
  Director

Frederic A. Heim,                   30,000(3)(5)         25,000            5,000            (15)
  Director

Michael J. Konigsberg,              18,167(6)            25,000            1,500            (15)
  Director

Warren G. Lichtenstein,            223,300(7)           195,000           28,300            (15)
  Director

Kenneth W. Rind,                    70,000(8)            60,000           10,000            (15)
  Director

Michael A. Hoffman,                 46,000(9)            85,000           26,000            (15)
  President -
  Wakefield Engineering, Inc.

Johnny J. Blanchard,                49,280(10)           46,000            8,940            (15)
  Chief Financial Officer

---------------------------
    (1) Includes shares deemed to be beneficially owned by such persons pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such shares within 60 days upon the exercise of options or similar rights or because such persons have or share investment or voting power.

    (2) Includes 850,060 shares owned by Dot.Com Partners LP, a limited partnership whose general partner is wholly owned by Mr. L. Butler, 15,000 shares owned by a Trust of which Mr. L. Butler is trustee and 295,000 shares which Mr. L. Butler has the right to acquire upon the exercise of stock options within 60 days, and 6,402 Shares held in the Company's 401(k) Plan for Mr. Butler's benefit.

    (3) Does not include shares owned by Dot.Com of which Mr. M. Butler and Mr. Heim are each limited partners. Messrs. Butler and Heim disclaim beneficially ownership of such shares.

    (4) Includes 125,000 shares which Mr. M. Butler has the right to acquire upon the exercise of stock options within 60 days.

    (5) Includes 25,000 shares which Mr. Heim has the right to acquire upon the exercise of stock options within 60 days.

    (6) Includes 16,667 shares that Mr. Konigsberg has the right to acquire upon exercise of stock options within sixty days.

    (7) Includes 195,000 shares which Mr. Lichtenstein has the right to acquire upon the exercise of stock options within 60 days.

    (8) Includes 60,000 shares which Mr. Rind has the right to acquire upon the exercise of stock options within sixty days.

    (9) Includes 20,000 shares that Mr. Hoffman has the right to acquire upon exercise of stock options within sixty days.

   (10) Includes 40,340 shares that Mr. Blanchard has the right to acquire within 60 days upon exercise of stock options, and 8,840 shares held for his benefit in the Company's 401(k) plan.

   (11) Represents all shares subject to options under the Plans whether fully vested or not as of the date hereof.

   (12) The number of Shares offered hereunder by such person may increase to the extent that such Affiliate is hereafter granted additional options under the 1994 Plan.

   (13) Assumes all shares offered hereby are sold and no other purchases (including purchases by exercise of options held by such persons) or sales are made by such Selling Stockholders.

   (14) Based upon 7,654,800 Shares outstanding giving effect to the exercise of all options currently held by affiliates.

   (15) Less than 1%.

          The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NASDAQ National Market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Brokers or dealers engaged by Selling Stockholders will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales.
In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                    EXPERT

          The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said Firm as experts in accounting and auditing in giving said report.


                                LEGAL OPINIONS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Shapiro Forman & Allen LLP, 380 Madison Avenue, New York, NY 10017.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Limitation of Liability. Section 145 of the Delaware General Corporation Law (the "DGCL") and the Company's By-Laws provide for indemnification of the Company's By-Laws, directors and officers and certain other persons. Under Section 145 of the DGCL and the Company's By-Laws, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or because such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company.

          Pursuant to the DGCL, the Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and which authorize the Company to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. Generally, a director will be liable for monetary damages only for a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, but not for negligence or gross negligence in satisfying the duty of care. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties, independent legal counsel, or the stockholders determines that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful; and his or her expenses may be advanced by the Company if the director undertakes to reimburse them if it is ultimately determined that he or she was not entitled to indemnification.

          Indemnification Agreements. The Company has entered into an indemnification agreement with each of its officers and directors. The agreements provide that in the event any such executive officer or director, is or becomes a party or a witness or other participant in any threatened, pending or completed action, suit or proceeding (an "Action") relating to the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify such person to the fullest extent permitted by the DGCL. In addition, the agreement provides that all reasonable expenses (including legal fees) incurred by any such person shall be paid by the Company in advance of the final disposition of any Action.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

ITEM 8.  EXHIBITS

          The following documents have been previously filed as Exhibits and are incorporated herein by reference, except those exhibits indicated with an asterisk which are filed herewith:


Exhibit No.         Description
-----------         -----------

 3.1 Certification of Incorporation of the Company, as amended (1) (2) (3)

 3.2                By-laws of the Company (4)

 5 Opinion of Shapiro Forman & Allen LLP with respect to the legality of the securities being registered.*

10.1 1985 Stock Option Plan, together with Amendments thereto(2)(5)(6)(7)(8)

10.9                1994 Stock Option Plan as Amended and Restated (9)

23.1                Consent of Arthur Andersen LLP*

23.2                Consent of Shapiro Forman & Allen LLP (contained in
                    Exhibit 5)*

---------------------------------
*    Filed herewith.
(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-17359).

(3) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 29, 1995.

(4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1991.

(5) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, filed March 17, 1988 (Reg. No. 33-20706).

(6) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, filed June 30, 1989 (Reg. No. 33-29636).

(7) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1990.

(8) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, filed June 23, 1992 (Reg. No. 33-11627).

(9) Incorporated herein by reference from the Company's Definitive Proxy Statement filed with the Commission on or about February 23, 1998.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on April 20, 1998.

                                        ALPHA TECHNOLOGIES GROUP INC.


                                        By: /s/ Lawrence Butler
                                           ___________________________________
                                            Lawrence Butler, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature                              Title                          Date
---------                              -----                          ----


 /s/ Lawrence Butler             President, Chief Executive     April 20, 1998
--------------------------       Officer, and Director
     Lawrence Butler

  /s/ Marshall Butler            Chairman of the Board          April 20, 1998
--------------------------
      Marshall Butler

/s/ Johnny J. Blanchard          Chief Financial Officer        April 20, 1998
--------------------------       (Principal Financial and
    Johnny J. Blanchard          Accounting Officer)

/s/ Donald K. Grierson           Director                       April 20, 1998
--------------------------
    Donald K. Grierson

   /s/ Frederic Heim             Director                       April 20, 1998
--------------------------
       Frederic Heim

/s/ Michael J. Konigsberg        Director                       April 20, 1998
--------------------------
  Michael J. Konigsberg

/s/ Warren Lichtenstein          Director                       April 20, 1998
--------------------------
   Warren Lichtenstein

  /s/ Kenneth Rind               Director                       April 20, 1998
--------------------------
      Kenneth Rind

                                EXHIBIT INDEX

Exhibit
  No.     Description
-------   ------------
  3.1 Certification of Incorporation of the Company, as amended. Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986, Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-l7359), and to the Company's Annual Report on Form 10-KSB for the year ended October 29, 1995.

  3.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1991.

  5 Opinion of Shapiro Forman & Allen LLP with respect to the legality of the securities being registered.*

 10.1 1985 Stock Option Plan, as amended . Incorporated by reference from the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-17359), the Company's Registration Statement on Form S-8, filed March 17, 1988 (Reg. No. 33-20706), Company's Registration Statement on Form S-8, filed June 30, 1989 (Reg. No. 33-29636), the Company's Annual Report on Form 10-K for the year ended October 31, 1990, and the Company's Registration Statement on Form S-8, filed June 23, 1992 (Reg. No. 33-48663).

 10.9 1994 Stock Option Plan, as amended and restated. Incorporated herein by reference to the Company's Definitive Proxy Statement filed with the Commission on or about February 23, 1998.

 23.1     Consent of Arthur Anderson LLP*

 23.2     Consent of Shapiro Forman & Allen LLP (contained in Exhibit 5)*
-------------------
*    Filed herewith.